UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 12, 2006, the Company hired Mr. Roy W. Olivier as the Company’s Vice President of Global Sales and Marketing.  On September 13, 2006, the Company issued a press release announcing the hiring.  A copy of the press release is filed as Exhibit 99.1.

Mr. Olivier’s compensation arrangements include salary, commission, current year bonus, long-term bonus and stock options.  The current year bonus amount will be based on four, equally-weighted performance goals:  (1) revenue, (2) operating income, (3) cash and (4) individual performance objectives (MBOs).  The quantitative performance objectives are tied to the Company’s budget and are measured and paid on a quarterly basis, split 20% for each of the first three quarters and 40% for the fourth quarter.

The long-term bonus consists of a series of three one-year performance periods commencing with fiscal 2008.  The amount of the payout is adjusted on a sliding scale based upon the extent to which the Company’s revenue plan is achieved for each of the three years, ranging from a floor of 75% of the target award if the Company’s revenue plan is not met to a cap of 200%, of the target award if revenue equals or exceeds 150% of plan.  The award is paid in three annual installments following fiscal years 2008, 2009 and 2010, provided Mr. Olivier is then employed by the Company.  One-half of the floor amount is paid in ARI stock, valued at the time of payment, and the remainder is paid in cash.

Mr. Olivier will receive 10-year stock option for 50,000 shares, priced at the midpoint of the closing bid and asked prices for the Company’s stock on the date of grant.

The Company and Mr. Olivier also executed a Change of Control Agreement in the Company’s customary form and a one-year customer nonsolicitation agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No	Description

10.1	Form of Change of Control Agreement between the Company and Mr. Olivier, incorporated herein by reference to Exhibit 10.25 of the Company’s Form 10-K for the fiscal year ended July 31, 1999.

99.1	Press Release dated September 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 2006

ARI NETWORK SERVICES, INC.

By:  /s/ Brian E. Dearing

Brian E. Dearing

Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Agreement between the Company and Mr. Olivier, incorporated herein by reference to Exhibit 10.25 of the Company’s Form 10-K for the fiscal year ended July 31, 1999.

99.1	Press release dated September 13, 2006.

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